Exhibit 21.1

Invitrogen Corporation Subsidiaries

I.	Asia Pacific

Subsidiary

Australia

Invitrogen Australia Pty Limited

Serum Technologies Pty Ltd.

Hong Kong

Invitrogen Hong Kong Limited

Israel

Ethrog Biotechnologies Ltd.

Japan

Invitrogen Japan K.K.

Mauritius

Invitrogen Mauritius Ltd.

New Zealand

Invitrogen New Zealand Limited

Singapore

Invitrogen Singapore Pte. Ltd.

Taiwan

Invitrogen Taiwan Limited

II.	Europe

Belgium

Dexter Europe S.A.

Molecular Probes Europe, B.V.

N.V. Invitrogen S.A.

Denmark

Invitrogen A/S

England

BioReliance Ltd

BioReliance (Glasglow) Ltd

BioReliance UK Holdings Limited

Dexter Holdings

Dexter U.K. Limited

Q-One Biotech Ltd.

Q-One Biotech Group Ltd.

Quip Technology Ltd.

Satron Management Services

France

Invitrogen S.A.R.L.

Germany

BioReliance GmbH

BioReliance Holding GmbH

BioReliance Manufacturing GmbH

Invitrogen GmbH

Italy

Invitrogen S.r.l.

Netherlands

Invitrogen B.V.

Life Technologies B.V.

Norway

Invitrogen Norge AS

Scotland

Dexter Specialty Materials Limited

Invitrogen Europe Limited

Invitrogen Holdings

Invitrogen Limited

Spain

Invitrogen S.A.

Sweden

Invitrogen AB

Switzerland

Invitrogen AG

III.	Americas

California

Custom Primers, Inc.

Colorado

Gene Express, Inc.

Connecticut

Invitrogen Corporation Foundation, Inc.

Delaware

BioReliance Acquisitions, Inc.

BioReliance Corporation

BioReliance Manufacturing LLC

BioReliance Testing and Development, LLC

BioReliance Viral Manufacturing, Inc.

Informax, Inc.

Invitrogen Asia Pacific, Inc.

Invitrogen Finance Corporation

Invitrogen Foundation, Inc.

Invitrogen IP Holdings, Inc. (formerly PV Licensing Corporation)

Q-One Biotech Inc.

Sequitur Inc.

Serum Technologies Holdings, Inc.

Oregon

Interfacial Dynamics Corporation

Molecular Probes, Inc.

Argentina

Invitrogen Argentina S.A.

Bermuda

Dexter Environmental Assurance Ltd.

Kettlebrook Insurance Company, Ltd.

Brazil

Invitrogen Brasil Ltda.

Canada

Invitrogen Canada, Inc. (Ontario)

Uruguay

Life Technologies Uruguay S.A.